Exhibit 99.1

Waters Corporation Expands Executive Team

Waters Division President to Retire

Key Leaders Elevated, Focused on Key Products and Markets

MILFORD, Mass. – January 25, 2016 – Waters Corporation (NYSE:WAT) today announced it will evolve and expand its leadership structure. The newly formed Executive Committee includes the addition of five current executives who will assume broader responsibilities and work closely with President and CEO Christopher J. O’Connell and current executive leaders to build upon the company’s track record of innovation and growth.

These changes coincide with Arthur G. Caputo’s transition into a non-executive advisory role, effective February 10, 2016. Mr. Caputo, 64, who has served Waters since 1977 and as Executive Vice President and Waters Division President since 2002, has decided to retire at the end of 2016.

“Art is to be congratulated on a long and successful nearly 40-year career devoted to advancing Waters’ industry-leading technologies and global reach, and we are grateful for his countless contributions to our success,” said O’Connell. “Our new executive team will enable us to drive our business forward with great continuity, and enhance our strategic and operational capability. I have high confidence in our experienced team to execute our growth plan, and to accelerate the introduction of meaningful new innovations to market.”

Current members of the Executive Committee will play enhanced global functional leadership roles:

•	Mark T. Beaudouin, Senior Vice President, General Counsel and Secretary

•	Eugene G. Cassis, Senior Vice President and Chief Financial Officer

•	Elizabeth B. Rae, Senior Vice President, Global Human Resources

Five executives have been promoted to the Executive Committee:

•	Michael C. Harrington, Senior Vice President, Global Markets, responsible for global marketing, sales, and customer support operations.

•	Terrance P. Kelly, Senior Vice President and President, TA Instruments, responsible for thermal analysis and rheology business operations.

•	Rohit Khanna, Senior Vice President, Applied Technology, responsible for chemistry, informatics and service offerings.

•	Ian S. King, Senior Vice President, Instrument Technology, responsible for separations and mass spectrometry instrument platforms.

•	David A. Terricciano, Senior Vice President, Global Operations, responsible for global quality, manufacturing and supply chain operations.

Further commentary will be made during the Company’s conference call to discuss full year 2015 financial results on Tuesday, January 26, 2016 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through February 2, 2016 at midnight eastern time, similarly by webcast and also by phone at 402-220-4152.

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About Waters Corporation (www.waters.com)

Waters Corporation (NYSE:WAT) develops and manufactures advanced analytical and material science technologies for laboratory dependent organizations. For more than 50 years, the company has pioneered a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis systems.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the period ended October 3, 2015 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

For Waters Corporation

Jeff Tarmy, 508-482-2314

Corporate Communications

jeff_tarmy@waters.com

or

John Lynch, 508-482-2314

Investor Relations

john_lynch@waters.com